As filed with the Securities and Exchange Commission on October 12, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASHLAND GLOBAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	81-2587835
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard

Covington, Kentucky 41011

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter J. Ganz, Esq.

Senior Vice President, General Counsel and Secretary

50 E. RiverCenter Boulevard

Covington, Kentucky 41011

(859) 815-3333

(Name, address, including zip code and telephone number, including area code, of agent for service)

with a copy to:

Andrew J. Pitts

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

(212) 474-1000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	MAXIMUM AGGREGATE OFFERING PRICE(2) AMOUNT OF REGISTRATION FEE(2)
Guarantees	(1)(2)

(1)	An indeterminate aggregate initial offering price or number of guarantees is being registered as may from time to time be issued at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all other registration fees.

PROSPECTUS

ASHLAND GLOBAL HOLDINGS INC.

GUARANTEES

Ashland Global Holdings Inc. (“we”, “us”, “our” or “Ashland”) may from time to time offer to sell or otherwise issue guarantees of the indebtedness of our subsidiaries. Each time we sell or issue guarantees pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplements carefully before you invest.

We are a Delaware corporation and our principal offices are located at 50 E. RiverCenter Blvd., Covington, KY 41011 and our telephone number is (859) 815-3333.

Investing in our securities involves risk. You should carefully read and consider the information referred to under the heading “Risk Factors” on page 4 of this prospectus and set forth in the documents incorporated by reference herein before you invest in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is October 12, 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process.

We may offer and sell or otherwise issue guarantees from time to time pursuant to this prospectus.

Each time we sell or otherwise issue guarantees pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular guarantees offered. In each prospectus supplement we will include the following information, if applicable:

•	the type and amount of guarantees that we propose to sell or otherwise issue;

•	the initial public offering price of the guarantees or any other consideration in respect thereof;

•	the names of any underwriters or agents through or to which we will sell the guarantees;

•	any compensation of those underwriters or agents; and

•	information about any securities exchanges or automated quotations systems on which the guarantees will be listed or traded.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus, by way of a free writing prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

THE COMPANY

Our company, headquartered in Covington, Kentucky, was organized in 2016 as the successor to a Kentucky corporation named Ashland Inc. organized in 2004 (now known as Ashland LLC), which was itself organized as the successor to a Kentucky corporation of the same name organized in 1936. Ashland is a leading, global specialty chemical company that provides products, services and solutions that meet customers’ needs throughout a variety of industries in more than 100 countries. Our chemistry is used in a wide variety of markets and applications, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, personal care and pharmaceutical. At Ashland, we are more than 5,000 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Ashland also maintains a controlling interest in Valvoline Inc. (NYSE: VVV), a premium consumer-branded lubricant supplier. Our business consists of three reportable segments: Ashland Specialty Ingredients, Ashland Performance Materials and Valvoline.

Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Ashland is the successor issuer to Ashland Inc.

RATIO OF EARNINGS TO FIXED CHARGES

Ashland’s ratio of earnings to fixed charges is included as Exhibit 12 to Ashland Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which is incorporated by reference into this Prospectus.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we will not receive any proceeds from the issuance of guarantees.

RISK FACTORS

You should carefully consider each of the risks and uncertainties under the headings “Risk Factors” under Part I, Item 1A in Ashland Inc.’s Annual Report on Form 10-K for the year ended September 30, 2015 and Ashland Inc.’s most recently filed Quarterly Reports on Form 10-Q, and any amendments thereto, which are incorporated by reference into this prospectus, and all of the other information included or incorporated by reference in this prospectus. The risks below should be considered along with the other risks described in the reports incorporated by reference into this prospectus. See “Where You Can Find More Information” beginning on page 6 for the location of information incorporated by reference into this prospectus.

The guarantees are unsecured and will be effectively junior to secured indebtedness that Ashland may incur in the future and will be structurally subordinated to the obligations of Ashland’s subsidiaries, including Valvoline Inc.

The guarantees will be unsecured unsubordinated obligations of Ashland and rank pari passu with all of Ashland’s other unsecured unsubordinated debt obligations. Holders of any secured debt that Ashland may incur in the future may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the guarantees. Holders of secured debt also would have priority over unsecured creditors in the event of our bankruptcy, liquidation or similar proceeding. The guarantees will also be structurally subordinated to the obligations of Ashland’s subsidiaries, including Valvoline Inc.

DESCRIPTION OF GUARANTEES

The following is a summary of the guarantees issuable pursuant to this prospectus.

Except as otherwise described in any prospectus supplement, each guarantee will be a full and unconditional guarantee of the prompt payment, when due, of any amount owed to the holders of the indebtedness of our subsidiaries, and any other amounts due pursuant to any indenture, fiscal agency agreement or other contract governing such indebtedness. Each guarantee will be an unsecured unsubordinated obligation of Ashland.

We will set forth in the applicable prospectus supplement a description of any guarantees that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We may sell or otherwise issue the securities being offered under this prospectus (1) directly to holders of the indebtedness of our subsidiaries, (2) through agents, (3) through dealers, (4) as part of a consent solicitation or (5) through a combination of these or other methods of sale or issuance. The applicable prospectus supplement with respect to the securities will describe the terms of the offering of these securities and the method of distribution of these securities.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Agents may be entitled under agreements, which may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

Any guarantees offered will be a new issue of securities with no established trading market. No assurance can be given as to the liquidity of or the trading markets for any such guarantees.

The agents or dealers may be deemed to be underwriters as defined under the Securities Act, and any discounts, commissions or concessions received by them from us or any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter and any such compensation received from us will be described in the applicable prospectus supplement. Agents or dealers may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

The place and time of delivery for the guarantees will be set forth in the applicable prospectus supplement.

VALIDITY OF GUARANTEES

Cravath, Swaine & Moore LLP will pass upon the validity of the guarantees.

EXPERTS

The consolidated financial statements of Ashland Inc. and Consolidated Subsidiaries as of September 30, 2015 and for the year then ended, appearing in Ashland Inc.’s Annual Report (Form 10-K) for the year ended September 30, 2015, and the effectiveness of Ashland Inc. and Consolidated Subsidiaries’ internal control over financial reporting as of September 30, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Ashland Inc. as of September 30, 2014 and for each of the two years in the period ended September 30, 2014 incorporated in this prospectus by reference to Ashland Inc.’s Annual Report on Form 10-K for the year ended September 30, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The independent reserve estimates for future asbestos claims and related costs given various assumptions (which is included in Financial Statements and Supplementary Data) incorporated in this prospectus by reference to Ashland Inc.’s Annual Report on Form 10-K for the year ended September 30, 2015, have been so incorporated in reliance on estimates provided by Hamilton, Rabinovitz & Associates, Inc.

WHERE YOU CAN FIND MORE INFORMATION

Ashland is the successor issuer to Ashland Inc. pursuant to Rule 12g-3(a) under the Exchange Act. Ashland files and Ashland Inc. previously filed annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services and are available at the Internet website maintained by the SEC at http://www.sec.gov. These reports and other information filed by Ashland and Ashland Inc. with the SEC are also available free of charge at Ashland’s website at www.ashland.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THESE DOCUMENTS AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about Ashland and the financial condition of Ashland. Pursuant to Rule 12g-3(a) under the Exchange Act, Ashland is the successor issuer to Ashland Inc.

•	Ashland Inc.’s Annual Report on Form 10-K for the year ended September 30, 2015;

•	Ashland Inc.’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2015, March 31, 2016 and June 30, 2016;

•	Ashland Inc.’s Current Reports on Form 8-K, filed October 1, 2015, October 6, 2015, October 9, 2015, November 18, 2015, December 28, 2015, February 1, 2016, March 22, 2016, April 13, 2016, May 31, 2016, June 7, 2016, June 20, 2016, July 11, 2016, July 12, 2016, July 13, 2016, July 20, 2016 (two separate Current Reports), September 7, 2016 and September 12, 2016; and

•	Ashland’s Current Reports on Form 8-K, filed September 20, 2016, September 23, 2016 and September 28, 2016.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of from the date of this Prospectus to the end of the offering of the Securities. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report or a prospectus supplement.

You may obtain copies of any of these filings through Ashland as described below, through the SEC or through the SEC’s Internet website as described above or through Ashland’s website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Ashland Global Holdings Inc.

50 E. RiverCenter Blvd.

Covington, KY 41011

Attention: Investor Relations

(859) 815-3527

THE INFORMATION CONTAINED IN ASHLAND’S WEBSITE IS NOT INCORPORATED BY REFERENCE AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be paid by the company in connection with the issuance and distribution of securities registered hereby:

SEC registration fee(1)	$
Printing and engraving costs(2)	$
Legal fees and expenses(2)	$
Accounting fees and expenses(2)	$
Miscellaneous expenses(2)	$
Total	$

(1)	Deferred in reliance upon Rule 456(b) and Rule 457(r).
(2)	As the amount of the guarantees to be sold or otherwise issued pursuant to this registration statement is indeterminate, the actual amount of such fees and expenses cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of guarantees.

Item 15. Indemnification of Officers and Directors.

A. Indemnification

The Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any individual made, or threatened to be made, a party to any type of proceeding because he or she is or was an officer, director, employee or agent of the corporation, or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or, in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. In the case of an action brought by or in the right of the corporation, known as a derivative action, indemnification will be denied if the individual is liable to the corporation, unless otherwise determined by a court.

A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified.

In general, Ashland’s certificate of incorporation permits, and Ashland’s by-laws require, such indemnification with respect to directors and officers, to the fullest extent permitted under Delaware or other applicable law. Ashland is required by its by-laws to advance expenses that will be incurred by a director or officer of Ashland.

B. Limitations on Directors’ Liability

The DGCL permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.

Ashland’s certificate of incorporation provides that, to the fullest extent that the DGCL or any other law of the State of Delaware permits the limitation or elimination of the liability of directors, no director of Ashland shall be liable to Ashland or its shareholders for monetary damages for breach of fiduciary duty as a director.

C. Contracts

Ashland has entered, or intends to enter, into indemnification agreements with each of its directors that require indemnification to the fullest extent permitted by law (as described above), subject to certain exceptions and limitations.

D. Insurance

Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of directors, officers, employees or agents of the corporation, who are or were serving in that capacity, against liability asserted against or incurred in that capacity or arising from that status, whether or not the corporation would have power to indemnify against the same liability.

Ashland has purchased insurance which insures (subject to certain terms and conditions, exclusions and deductibles) Ashland against certain costs that it might be required to pay by way of indemnification to directors or officers under the Ashland certificate of incorporation and by-laws, indemnification agreements or otherwise, and protects individual directors and officers from certain losses for which they might not be indemnified by Ashland. In addition, Ashland has purchased insurance that provides liability coverage (subject to certain terms and conditions, exclusion and deductibles) for amounts that Ashland or the fiduciaries under their employee benefit plans, which may include its respective directors, officers and employees, might be required to pay as a result of a breach of fiduciary duty.

Item 16.	Exhibits.

1.1	Form of Underwriting Agreement**

4.1	Form of Guarantee**

4.2	Indenture dated as of August 7, 2012, between Ashland Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Ashland Inc.’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 21, 2012 (Commission File No.
1-32532)).

4.3	First Supplemental Indenture dated as of February 26, 2013 to the Indenture dated as of August 7, 2012, between Ashland Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.6 to Ashland Inc.’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 27, 2013 (Commission File No. 1-32532)).

4.4	Indenture dated as of February 26, 2013, between Ashland Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 to Ashland Inc.’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 27, 2013 (Commission File No.
1-32532)).

4.5	First Supplemental Indenture dated as of February 26, 2013 to the Indenture dated as of February 26, 2013, between Ashland Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.4 to Ashland Inc.’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 27, 2013 (Commission File No. 1-32532)).

4.6	Second Supplemental Indenture dated as of March 14, 2013 to the Indenture dated as of February 26, 2013, between Ashland Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to Ashland Inc.’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 18, 2013 (Commission File No. 1-32532)).

5.1	Opinion of Cravath, Swaine & Moore LLP.*

12	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Ashland Inc.’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 8, 2016 (Commission File No. 1-32532)).

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of PricewaterhouseCoopers LLP.*

23.3	Consent of Hamilton, Rabinovitz & Associates, Inc.*

23.4	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).*

24.1	Power of Attorney.*

*	Filed herewith.
**	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.	Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky on October 12, 2016.

ASHLAND GLOBAL HOLDINGS INC.

By:	/s/ J. Kevin Willis
J. Kevin Willis
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 12, 2016.

Signature	Title	Date

* William A. Wulfsohn	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	October 12, 2016

/s/ J. Kevin Willis J. Kevin Willis	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 12, 2016

* J. William Heitman	Vice President and Controller (Principal Accounting Officer)	October 12, 2016

* Brendan M. Cummins	Director	October 12, 2016

* William G. Dempsey	Director	October 12, 2016

* Stephen F. Kirk	Director	October 12, 2016

* Vada O. Manager	Director	October 12, 2016

* Barry W. Perry	Director	October 12, 2016

* Mark C. Rohr	Director	October 12, 2016

* George A. Schaefer, Jr.	Director	October 12, 2016

* Janice J. Teal	Director	October 12, 2016

* Michael J. Ward	Director	October 12, 2016

*	The undersigned, by signing his name hereto, executes this registration statement pursuant to a power of attorney executed by the above-named persons and filed with the Securities and Exchange Commission as an Exhibit to this registration statement.

*By:	/s/ Michael S. Roe
Michael S. Roe
Attorney-in-Fact
October 12, 2016

EXHIBIT INDEX

1.1	Form of Underwriting Agreement**

4.1	Form of Guarantee**

4.2	Indenture dated as of August 7, 2012, between Ashland Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Ashland Inc.’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 21, 2012 (Commission File No.
1-32532)).

4.3	First Supplemental Indenture dated as of February 26, 2013 to the Indenture dated as of August 7, 2012, between Ashland Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.6 to Ashland Inc.’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 27, 2013 (Commission File No. 1-32532)).

4.4	Indenture dated as of February 26, 2013, between Ashland Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 to Ashland Inc.’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 27, 2013 (Commission File No.
1-32532)).

4.5	First Supplemental Indenture dated as of February 26, 2013 to the Indenture dated as of February 26, 2013, between Ashland Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.4 to Ashland Inc.’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 27, 2013 (Commission File No. 1-32532)).

4.6	Second Supplemental Indenture dated as of March 14, 2013 to the Indenture dated as of February 26, 2013, between Ashland Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to Ashland Inc.’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 18, 2013 (Commission File No. 1-32532)).

5.1	Opinion of Cravath, Swaine & Moore LLP.*

12	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Ashland Inc.’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 8, 2016 (Commission File No. 1-32532)).

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of PricewaterhouseCoopers LLP.*

23.3	Consent of Hamilton, Rabinovitz & Associates, Inc.*

23.4	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).*

24.1	Power of Attorney.*

*	Filed herewith.
**	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.